EXECUTIVE NONCOMPETITION,

NONDISCLOSURE AND DEVELOPMENTS AGREEMENT

In consideration and as a condition of my continuing employment by AMERIGROUP CORPORATION, a Delaware corporation (the “Company”), and the execution and delivery by the Company of an Employment Agreement dated the 16th day of January, 2008, I hereby agree as follows:

1. (a) At all times while employed by the Company and at all times during the Covered Post-Employment Period (defined below), I will not compete with AMERIGROUP by serving on the board of directors of, or as an executive officer of, any other entity or person that is offering in any Covered Area (defined below) or is developing to offer in any Covered Area any product or service in competition with any Covered Product or Service of AMERIGROUP.

(b) In addition to the foregoing, at all times while employed by the Company and at all times during the Covered Post-Employment Period, I will not compete with AMERIGROUP by serving any other entity or person in a managerial or consulting capacity with respect to any product or service that such entity or person is offering in any Covered Area or is developing to offer in any Covered Area in competition with any Covered Product or Service of AMERIGROUP .

(c) At all times while employed by the Company and at all times during the Covered Post-Employment Period, I will not, directly or indirectly, on behalf of any other entity or person (i) employ or recruit or solicit for employment any individual who was employed by AMERIGROUP during the two (2) year period preceding the termination of my employment with the Company, or (ii) in any manner encourage any such employee to leave employment with AMERIGROUP.

(d) As used herein,

(i) “AMERIGROUP” means each of the Company and its subsidiaries and affiliates.

(ii) “Covered Post-Employment Period” means, subject to Section 6 below, the twenty-four (24) month period beginning the first day on which I am no longer employed by AMERIGROUP.

(iii) “Covered Product or Service” shall mean any product or service sold or provided by AMERIGROUP in the two (2) year period prior to my last day of employment with the Company or any product or service that AMERIGROUP was making significant preparations to sell or offer at the time of my last day of employment with the Company.

(iv) “Covered Area” shall consist of any geographical market in which during the last two (2) years of my employment with the Company, AMERIGROUP has provided or has made material efforts to develop and provide a Covered Product or Service.

2. I will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of AMERIGROUP or of any third party which AMERIGROUP is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing my duties as an employee of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to AMERIGROUP. It being understood that the foregoing restriction on disclosure is not applicable to information that has become known to the public through no wrongful act of mine or any third party

Further, I agree that during my employment I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of AMERIGROUP or concerning any of its dealings or affairs otherwise than for the benefit of AMERIGROUP. I further agree that I shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of AMERIGROUP and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company at its main office.

The Company acknowledges that I possess substantial experience and expertise in healthcare and business management and use of that experience or expertise will not be deemed a violation of this Agreement, provided such use does not otherwise violate the terms of this Agreement.

3. If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statues (including but not limited to the Semiconductor Chip Protection Act) or subject to analogous protection) (herein called “Developments”) that (a) relates to the business of AMERIGROUP, any AMERIGROUP customer or any supplier to AMERIGROUP (to the extent that the Developments related to the supplier are those used by the supplier to provide products or services related to AMERIGROUP’s managed care business) or any of the products or services being developed, manufactured or sold by AMERIGROUP or which may be used by AMERIGROUP in the conduct of its business, (b) results from tasks assigned me by AMERIGROUP or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by AMERIGROUP, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of AMERIGROUP and its assigns, as works made for hire or otherwise, and I shall promptly disclose to AMERIGROUP (or any persons designated by it) each such Development and, as may be necessary to ensure AMERIGROUP’s ownership of such Developments, I hereby assign any rights (including, but not limited to, any copyrights and trademarks) I may have or acquire in the Developments and benefits and/or rights resulting therefrom to AMERIGROUP and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to AMERIGROUP.

I will, during my employment and at any time thereafter, at the request and cost of AMERIGROUP, promptly sign, execute, make and do all such deeds, documents, acts and things as AMERIGROUP and its duly authorized agents may reasonably require:

(a) to apply for, obtain, register and vest in the name of AMERIGROUP alone (unless AMERIGROUP otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b) to defend any judicial, opposition or other proceeding in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

4. In the event AMERIGROUP is unable, after reasonable effort, to secure my signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development that is related to AMERIGROUP’s business whether because of my physical or mental incapacity or for any reason whatsoever, I hereby irrevocably designate and appoint AMERIGROUP and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

5. I agree that any breach of this Agreement by me may cause irreparable damage to AMERIGROUP and that in the event of such breach AMERIGROUP shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder. I hereby acknowledge and agree that I will have access to confidential and proprietary information and trade secrets concerning AMERIGROUP during my employment and that the restrictions contained in Sections 1 and 2 of this Agreement are reasonable in scope and necessary to protect the legitimate business interests of AMERIGROUP I hereby further expressly acknowledge that each subsidiary and affiliate of the Company is an express third party beneficiary of the terms of this Agreement.

6. I agree that in the event that I breach any of my covenants in Section 1, my Covered Post-Employment Period shall be extended by the period of the duration of such breach.

7. I understand that this Agreement does not create an obligation on AMERIGROUP or any other person or entity to continue my employment.

8. I represent that the Developments identified in the pages, if any, attached hereto comprise all the unpatented and unregistered copyrightable Developments which I have made, conceived or created prior to my employment by AMERIGROUP, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title and purpose of such Developments but not details thereof.

9. I represent that, except as I have disclosed in writing to the AMERIGROUP Companies, I am not a party to, or bound by the terms of, any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with AMERIGROUP or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement and as an employee of AMERIGROUP does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with AMERIGROUP, and I will not disclose to AMERIGROUP or induce AMERIGROUP to use any confidential or proprietary information or material belonging to any previous employer or others. I have not entered into, and I will not enter into, any agreement either written or oral in conflict herewith.

10. I agree that throughout the Covered Post-Employment Period I will notify each of my prospective employers that I am bound by the restrictions contained in Sections 1 and 2 of this Agreement and I will provide a copy of this Agreement to any employer prior to commencing employment during the Covered Post-Employment Period.

11. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

12. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed therein. I hereby agree and submit to exclusive jurisdiction and venue in any state or federal court sitting in Norfolk, Virginia (the “Chosen Courts”), in any action arising out of or relating to this Agreement. I agree that the Chosen Courts shall have exclusive jurisdiction for such purposes and that I will not bring any action or proceeding arising out of or relating to this Agreement in any other court, waive any objection to laying venue in any such action or proceeding in the Chosen Courts, and waive any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction. I agree that, notwithstanding the foregoing, AMERIGROUP may seek and obtain injunctive relief or other equitable remedies from any court of competent jurisdiction

13. I agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Should any provision of this Agreement be held by a court of competent jurisdiction to be unfavorable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though contained in this original Agreement.

14. I agree that any court of competent jurisdiction may modify any unenforceable provision of this Agreement in lieu of severing the unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, adding language to this Agreement, or making such other modification that the court deems warranted to carry out our agreement. I agree that this Agreement as so modified by a court shall be binding upon and enforceable against me.

15. The parties agree and understand that neither party may not assign their obligations under this Agreement or any part thereof. Notwithstanding the foregoing, the Company may assign this Agreement in whole or in part to any person, partnership, corporation, limited liability company or entity deriving title to the business of the Company or the assets or goodwill thereof, including without limitation, any affiliate.

16. I agree that no amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be set forth in a writing signed by me and the Company. This Agreement shall not be construed more strictly against one party by virtue of the fact it may have been prepared by counsel for such party, it being recognized that each of the parties has contributed substantially and materially to the preparation of this Agreement.

17. This Agreement and the restrictive covenants in the Company’s Equity Incentive Plans (the “Incentive Plan Restrictive Covenants”) constitute the entire understanding and agreement between AMERIGROUP and me with respect to the subject matter hereof and supersede the terms of that certain Employee Noncompetition, Nondisclosure and Developments Agreement between the Company and me dated May 14, 2003. I agree that nothing in this Agreement is intended to limit the Incentive Plan Restrictive Covenants, nor are the terms of the Incentive Plan Restrictive Covenants intended to limit the covenants and obligations herein, and I shall comply with both the Incentive Plan Restrictive Covenants and the terms of this Agreement, and AMERIGROUP shall be entitled to have all of my covenants and obligations therein and herein enforced to the fullest extent permitted by law.

18. Any waiver by either party of a breach of any provision of this Agreement by the other shall not be deemed a waiver by either party of any subsequent breach, nor shall recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein.

19. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

If to the Company, to:	AMERIGROUP Corporation 4425 Corporation Lane, Suite 300 Virginia Beach, Virginia 23462 Attention: Stanley F. Baldwin Executive Vice President and General Counsel
If to James G. Carlson, to:	James G. Carlson

20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21. This Agreement is executed and delivered under seal, and the designation “[SEAL]” on this Agreement shall be as effective as the affixing of a seal physically thereto.

[Remainder of page intentionally left blank – Signature page follows]

James G. Carlson

AMERIGROUP CORPORATION

By:
Name: Stanley F. Baldwin
Title: Executive Vice President,
Secretary and General Counsel